UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date Of Report (Date of Earliest Event Reported) June 11, 2009

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	000-32261	76-0362774
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On June 11, 2009, ATP Oil & Gas Corporation (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 of the Underwriting Agreement (collectively, the “Underwriters”), relating to the issuance and sale of 8,750,000 shares of common stock, par value $0.001 per share, of the Company (the “Shares”). The Underwriters were also granted an option to purchase up to an additional 1,312,500 Shares. The offering of the Shares was registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-159614) filed with the Securities and Exchange Commission on May 29, 2009, as amended by a pre-effective amendment filed on June 9, 2009. The offering is expected to close on June 17, 2009, subject to customary closing conditions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the contents thereof are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1 Underwriting Agreement dated June 11, 2009 among the Company and J.P. Morgan Securities Inc., as representative of the several Underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATP OIL & GAS CORPORATION

Date:	June 16, 2009	By:	/s/ Albert L. Reese, Jr.
Albert L. Reese, Jr.
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit
1.1	Underwriting Agreement dated June 11, 2009 among the Company and J.P. Morgan Securities Inc., as representatives of the several Underwriters named therein.

4